Exhibit 10.1

EXTENSION OF CONVERTIBLE PROMISSORY NOTE

THIS EXTENSION OF CONVERTIBLE PROMISSORY NOTE (this “Extension”) is entered into as of June 30, 2016 among TRANSATLANTIC PETROLUEM LTD. (“Maker”) and ANBE HOLDINGS, L.P. (“Holder”). Maker and Holder may be referred to individually as “Party” and collectively as the “Parties”. All capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Note (as defined below).

WHEREAS, the Parties entered into that certain convertible promissory note on December 30, 2015, in the principal amount of Five Million Dollars and No/100 ($5,000,000.00), a copy of which is attached to this Extension (the “Note”); and

WHEREAS, the Parties desire to extend (i) the latest date on which Maker may request a Subsequent Advance, and (ii) the Maturity Date.

NOW, THEREFORE, in consideration of the covenants set forth herein and the benefits to be derived hereby, the Parties agree to amend the Note with the following:

1.	The latest date on which Maker may request a Subsequent Advance shall be extended from June 15, 2016 to August 15, 2016. Holder reserves the right to deny the Subsequent Advance request from Maker.

2.	The Maturity Date shall be extended from June 30, 2016 to August 31, 2016.

Except as expressly modified or amended hereby, The Parties agree that the terms and rights contained in the Note, as amended by this Extension, shall remain unchanged and in full force and effect.

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IN WITNESS WHEREOF, the Parties have caused this Extension to be duly executed as of the date set out above.

TransAtlantic Petroleum Ltd.

By	/s/ Chad Burkhardt

Name:	Chad Burkhardt

Title:	Vice President and General Counsel

ANBE Holdings, L.P.

By: ANBE, LLC, its General Partner

By	/s/ N. Malone Mitchell, 3rd

Name:	N. Malone Mitchell, 3rd

Title:	Manager

[Signature Page to Extension of Convertible Promissory Note]